Exhibit 99.2

iMedia Announces $4 Million Equity Financing

- Strategic Investment Led by Invicta Media Investments and iMedia Director Michael Friedman -

- Current CEO Tim Peterman Also Appointed to the Company’s Board of Directors -

MINNEAPOLIS, MN – April 15, 2020 – iMedia Brands, Inc. (NASDAQ: IMBI) today announced that it entered into a financing agreement to sell $4 million of common stock priced at market to investors that include, among others, Invicta Media Investments, an affiliate of Eyal Lalo, the Company’s Vice Chair, as well as current director Michael Friedman. Proceeds will be used for general working capital purposes. The initial closing of $1.5 million is expected to occur on April 17, 2020, with subsequent closings to follow.

The shares were priced at $2.0425 per share, and include 50% warrant coverage with a strike price of $2.66 per share (a 30% premium to the purchase price).

Tim Peterman, iMedia’s CEO, said “This financing led by Invicta underscores their confidence in our turnaround progress and support for our longer-term growth plan. I cannot say enough about Eyal Lalo’s contributions to our efforts.”

In addition to the financing, Tim Peterman was appointed to serve on iMedia’s board of directors. Commenting on the appointment, iMedia Chairman Landel Hobbs said: “Tim has shown his dedication to this company for many years, including his current role of orchestrating a turnaround that we expect will result in a well-diversified, profitable media organization. Given his efforts and expertise, we felt his addition to our board represents our shareholders well.”

About iMedia Brands, Inc.

iMedia Brands, Inc. (Nasdaq: IMBI) is a leading interactive media company that manages a growing portfolio of niche lifestyle television networks, niche advertisers and complimentary media services in North America. Its brand portfolio spans multiple business models and product categories and includes ShopHQ, Bulldog Shopping Network, Float Left Interactive, J.W. Hulme and iMedia 3PL Services. Please visit www.imediabrands.com for more investor information.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding financing, use of proceeds, the turnaround of our business and financial performance, the future diversification of our business and future profitability, are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. the Company’s is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Contacts:

Investors:

Gateway Investor Relations

Cody Slach

IMBI@gatewayir.com

(949) 574-3860

Media:

press@imediabrands.com

(800) 938-9707

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